UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2011

HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 20, 2011, HealthSouth Corporation (the “Company”) issued two press releases, attached hereto and incorporated herein by reference as Exhibits 99.1 and 99.2, announcing it will host an investor conference call at 8:30 a.m. Eastern Time on Wednesday, September 21, 2011 to discuss management’s preliminary assessment of the potential impact of President Obama’s inpatient rehabilitation-related proposals in his Plan for Economic Growth and Deficit Reduction. The conference call may be accessed by dialing (877) 587-6761 and giving the pass code 11879279. International callers should dial (706) 679-1635 and give the same pass code. Please call approximately 10 minutes before the start of the call to ensure you are connected. The conference call also will be webcast live and will be available at http://investor.healthsouth.com/ by clicking on an available link.

On September 19, 2011, President Obama released his proposed Plan for Economic Growth and Deficit Reduction (the “President’s Proposed Plan”). The President’s Proposed Plan outlines his recommendations to the Joint Select Committee on Deficit Reduction. The President estimates his recommendations will produce over $3 trillion in net savings over the next decade, including approximately $224 billion in Medicare cost savings over the next ten years. Among other things, the President’s Proposed Plan recommends returning the Medicare compliance threshold for inpatient rehabilitation hospitals to 75%, or the so-called “75% Rule.” Under the 75% Rule, to qualify as an inpatient rehabilitation hospital under the Medicare program, a facility must treat a certain percentage of its patients from at least one of a specified and limited list of medical conditions. In 2004, the list of medical conditions was modified to eliminate certain conditions. Any inpatient rehabilitation hospital that fails to meet the requirements of the 75% Rule would be subject to prospective reclassification as an acute care hospital, with lower acute care payment rates for rehabilitative services. The Medicare, Medicaid, and State Children’s Health Insurance Program (SCHIP) Extension Act of 2007 set the compliance threshold to its current level of 60%.

In an effort to assess the potential impact on the Company of a reinstatement of the 75% Rule, we examined the most recently filed inpatient rehabilitation facility classification criteria filings for each of our 94 consolidated hospitals:

•	All 94 of our consolidated hospitals are currently compliant with the 60% Rule;

•	38 of our consolidated hospitals would have been compliant even if the 75% Rule had been in effect during the most recent compliance testing period; and

•	An additional 22 of our consolidated hospitals had between 70% and 75% Medicare-compliant discharges during that period.

We analyzed the mix of compliant and non-compliant Medicare discharges on a hospital-by-hospital basis and estimated that had the 75% Rule been in effect for the most recent compliance testing period, the rebalancing of the Medicare discharge mix required to achieve full compliance would have reduced our aggregate annual Medicare discharges at our consolidated hospitals by approximately 2,500 discharges with a corresponding decline of approximately $42 million in net operating revenues. Based on our current operating model and recent historical experience, we estimate that approximately $16 million of the foregone annual net operating revenues could be offset with a reduction in hospital-level expenses (mostly in labor and supplies), indicating a loss of approximately $26 million in Adjusted EBITDA.

This information includes only the estimated potential impact of the reinstatement of the 75% Rule and does not include any potential impact from other healthcare-related deficit reduction proposals included in the President’s Proposed Plan. Notwithstanding the discussion of the foregoing and its potential impact on the Company, we cannot predict what alternative or additional deficit reduction initiatives or Medicare payment reductions, if any, will ultimately be recommended or implemented, or the effect any such initiatives or reductions will have on us. However, such initiatives or reductions could have an adverse impact on our financial position, results of operations, and cash flows.

The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the press release includes non-GAAP financial measures, including Adjusted EBITDA. The Company believes Adjusted EBITDA is a measure of its ability to service its debt and its ability to make capital expenditures.

The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) and Note 3, Long-term Debt, to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (the “June 2011 Form 10-Q”). These covenants are material terms of the credit agreement, and the credit agreement represents a substantial portion of the Company’s liquidity. Non-compliance with these financial covenants under the credit agreement – its interest coverage ratio and its leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the credit agreement definition of Adjusted EBITDA, referred to as “Adjusted Consolidated EBITDA” there, allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to or subtract from consolidated net income unusual non-cash or non-recurring items. These items have included, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) amounts related to discontinued operations and closed locations, (3) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation and support matters discussed in Note 21, Settlements, and Note 22, Contingencies and Other Commitments, to the consolidated financial statements included in the 2010 Form 10-K, and Note 10, Settlements, and Note 11, Contingencies, to the condensed consolidated financial statements included in the June 2011 Form 10-Q, (4) stock-based compensation expense, (5) net investment and other income (including interest income), and (6) fees associated with the Company’s divestiture activities.

In accordance with the credit agreement, the Company has been allowed to add certain other items to the calculation of Adjusted EBITDA, and there may also be certain other deductions required. This includes net income attributable to noncontrolling interests and interest income associated with income tax recoveries, as discussed in Note 19, Income Taxes, to the consolidated financial statements included in the 2010 Form 10-K. In addition, the Company has been allowed to add non-recurring cash gains, such as the cash proceeds from the UBS Settlement (see Note 21, Settlements, to the consolidated financial statements included in the 2010 Form 10-K) to the calculation of Adjusted EBITDA. As these adjustments may not be indicative of the Company’s ongoing performance, they have been excluded from Adjusted EBITDA presented herein.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted EBITDA to net income and to net cash provided by operating activities, which reconciliations are set forth below. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2010 Form 10-K.

Reconciliation of Net Income to Adjusted EBITDA

	Six Months	Year Ended
	Ended	December 31,
	June 30, 2011	2010
Net income	$123.8	$939.8
Income from discontinued operations, net of tax,
attributable to HealthSouth	(20.1)	(9.2)
Provision for income tax expense (benefit)	3.8	(740.8)
Loss on interest rate swaps	-	13.3
Interest expense and amortization of debt discounts
and fees	70.0	125.6
Loss on early extinguishment of debt	26.1	12.3
Professional fees—accounting, tax, and legal	12.2	17.2
Government, class action, and related settlements	(10.6)	1.1
Net noncash loss on disposal of assets	1.1	1.4
Depreciation and amortization	39.1	73.1
Stock-based compensation expense	9.5	16.4
Net income attributable to noncontrolling interests	(22.1)	(40.8)
Other	-	0.2
Adjusted EBITDA	$232.8	$409.6

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Six Months	Year Ended
	Ended	December 31,
	June 30, 2011	2010
Net cash provided by operating activities	$156.9	$331.0
Provision for doubtful accounts	(9.8)	(16.4)
Professional fees—accounting, tax, and legal	12.2	17.2
Interest expense and amortization of debt discounts and fees	70.0	125.6
Equity in net income of nonconsolidated affiliates	5.7	10.1
Net income attributable to noncontrolling interests in
continuing operations	(23.1)	(40.9)
Amortization of debt discounts and fees	(2.3)	(6.3)
Distributions from nonconsolidated affiliates	(5.5)	(8.1)
Current portion of income tax (benefit) expense	(1.4)	2.9
Change in assets and liabilities	29.5	2.7
Premium received on bond issuance	(4.1)	-
Premium paid on bond redemption	18.0	-
Change in government, class action, and related settlements	(6.5)	2.9
Other operating cash provided by discontinued operations	(7.2)	(13.2)
Other	0.4	2.1
Adjusted EBITDA	$232.8	$409.6

For the six months ended June 30, 2011, net cash used in investing activities was $49.2 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, and purchases of restricted investments offset by a decrease in restricted cash. Net cash used in financing activities during the six months ended June 30, 2011 was $95.8 million and resulted primarily from net debt payments, including the June 2011 optional redemption of $335 million of the Company’s 10.75% Senior Notes due 2016, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company’s convertible perpetual preferred stock.

For the year ended December 31, 2010, net cash used in investing activities was $125.9 million and resulted primarily from capital expenditures, net settlement payments related to interest rate swaps, acquisitions of businesses, and net purchases of restricted investments offset by a decrease in restricted cash and proceeds from the sale of the Company’s hospital in Baton Rouge. Net cash used in financing activities during the year ended December 31, 2010 was $237.7 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, dividends paid on the Company’s convertible perpetual preferred stock, and debt amendment and issuance costs.

Forward-Looking Statements

Statements contained in this document, including estimates of the potential impact on the Company from certain elements, but not all elements, of the President’s Proposed Plan, which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, other changes to Medicare reimbursement and other healthcare regulations from time to time, HealthSouth’s business strategy, its financial plans, its future financial performance, or its projected business results, or its projected capital expenditures. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully complete and integrate acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; the impact of the Budget Control Act of 2011, the President’s Proposed Plan, and any related or unrelated changes to or reductions in Medicare programs; changes in the regulation of the healthcare industry at either or both of the federal and state levels; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; HealthSouth’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and our ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth’s Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarters ended June 30, 2011 and March 31, 2011.

ITEM 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release of HealthSouth Corporation, dated September 20, 2011.

99.2           Press release of HealthSouth Corporation, dated September 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

Date	By:	/s/ Douglas E. Coltharp
Name: Douglas E. Coltharp
Title: Executive Vice President and Chief
Financial Officer

Dated: September 21, 2011